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                                                                    EXHIBIT 23.1
                                                                      (Form S-8)

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Electronic Tele-Communications, Inc. 1999 Non-Qualified Stock Option Plan of our reports dated February 4, 2000, with respect to the consolidated financial statements of Electronic Tele-Communications, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP




Milwaukee, Wisconsin
March 24, 2000